Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED AUDITOR

We have issued our report dated March 14, 2018 with respect to the consolidated financial statements of Euro Parking Collection PLC as of December 31, 2017, which included the comparatives for the year ending December 31, 2016.

We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ PK AUDIT LLP

October 23, 2018

Surrey, United Kingdom